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                                                                Exhibit 23.1(b)

                   CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated April 1, 1996, on our audits of the combined financial statements of Edward S. Gordon Company, Incorporated and Edward S. Gordon Company of New Jersey, Inc. as of
December 31, 1995 and 1994 and for each of the years ended December 31, 1995, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts."

                                        COOPERS & LYBRAND L.L.P.

New York, New York
December 12, 1996